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                                   EXHIBIT 11
                         AUTOMATIC DATA PROCESSING, INC
                                AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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
                                                                         Year ended June 30,
                                                    -------------------------------------------------------------
                                                      1994         1993         1992         1991         1990
                                                    ---------    ---------    ---------    ---------    ---------
PRIMARY EARNINGS PER SHARE:
Earnings before cumulative effect
 of accounting changes                              $334,120     $294,200     $256,180     $227,690     $211,710
Cumulative effect of accounting changes               (4,800)        --           --           --           --
Net earnings applicable to                          ---------    ---------    ---------    ---------    ---------
 common shares                                      $329,320     $294,200     $256,180     $227,690     $211,710
                                                    =========    =========    =========    =========    =========
Average number of common
 shares outstanding (3)                              140,890      141,327      139,045      139,936      147,168
                                                    =========    =========    =========    =========    =========
Primary earnings per share
 before cumulative effect of accounting changes        $2.37        $2.08        $1.84        $1.63        $1.44
Cumulative effect of accounting changes                (0.03)        --           --           --           --
                                                    ---------    ---------    ---------    ---------    ---------
Primary earnings per share (3)                         $2.34        $2.08        $1.84        $1.63        $1.44
                                                    =========    =========    =========    =========    =========
FULLY DILUTED EARNINGS PER SHARE:
Net earnings used in primary
 earnings per share                                 $334,120     $294,200     $256,180     $227,690     $211,710
  Adjustment for interest
  (net of tax)-
  Zero coupon convertible subordinated
  notes (5 1/4% yield) (1)                            10,075        9,409        3,314         --           --
  6 1/2% Debentures (1)(2)                              --           --           --           --          2,191
                                                    ---------    ---------    ---------    ---------    ---------
Net earnings used for fully
 diluted earnings per share
 before cumulative effect of accounting changes     $344,195     $303,609     $259,494     $227,690     $213,901
Cumulative effect of accounting changes               (4,800)        --           --           --           --
                                                    ---------    ---------    ---------    ---------    ---------
Net earnings used for fully                         $339,395     $303,609     $259,494     $227,690     $213,901
 diluted earnings per share                         =========    =========    =========    =========    =========

Average number of shares out-
 standing on a fully diluted basis:
  Shares used in calculating
   primary earnings per share                        140,890      141,327      139,045      139,936      147,168
 Diluted effect of all stock
  options outstanding after
  application of treasury
  stock method                                         2,691        2,981        3,180        2,822        2,564
 Shares assumed to be issued
  upon conversion of Debentures-
  Zero coupon convertible subordinated
  notes (5 1/4% yield) (1)                             5,201        5,201        1,861         --           --
  6 1/2% Debentures (1)(2)                              --           --           --           --          2,586
                                                    ---------    ---------    ---------    ---------    ---------
Average number of shares out-
 standing on a fully diluted
 basis:                                              148,782      149,509      144,086      142,758      152,318
                                                    ---------    ---------    ---------    ---------    ---------
Fully diluted earnings per share
 before cumulative effect of accounting changes        $2.31        $2.03        $1.80        $1.59        $1.40
Cumulative effect of accounting changes                (0.03)         --           --           --           --
                                                    ---------    ---------    ---------    ---------    ---------
Fully diluted earnings per share                       $2.28        $2.03        $1.80        $1.59        $1.40
                                                    =========    =========    =========    =========    =========
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
(1) Assumed converted at the beginning of periods reported.
(2) The 6 1/2% Debentures were converted to common stock in November 1989.
(3) All share and per share information has been adjusted to reflect a two-for-one stock split on May 1, 1991.

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